UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2010

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

EpiCept Corporation announced that on August 17, 2010 it received a refusal to file letter from the U.S. Food and Drug Administration (FDA) on the New Drug Application (NDA) for Ceplene® (histamine dihydrochloride). Ceplene® is EpiCept’s novel therapeutic candidate for the remission maintenance and prevention of relapse of patients with acute myeloid leukemia (AML) in first remission, which was approved in the European Union in 2008 and is co-administered with low-dose interleukin-2 (IL-2).

In its preliminary review of the Ceplene® NDA, the FDA concluded that the application did not establish Ceplene’s therapeutic contribution in its combination with IL-2 , and recommended that an additional confirmatory pivotal trial assessing Ceplene’s contribution and using overall survival as a primary endpoint be conducted.

EpiCept intends to request a meeting with the FDA as soon as possible to discuss its comments on the NDA submission. The Company retains the right to file the NDA over FDA objections.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Epicept Corporation, dated August 23, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

August 23, 2010	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of EpiCept Corporation, dated August 23, 2010.